EXHIBIT 99.2
                                                                   PAGE 1 of 1


                    Lehman Structured Securities Corporation
                  Commercial Mortgage Pass-Through Certificates
                                  Series 1996-1


Annual Report to Certificateholders for 1998


Payment Summary

-----------------------------------------------------------------------------------------------
                                                        Excess
           Beginning                                   Interest
           Balance     Principal     Distributable      Amount
          (January    Adjustment      Certificate      Applied to                  Ending
 Class     1998)        Amount         Interest        Principal    Total Paid      Balance
-----------------------------------------------------------------------------------------------
  E-1    27,789,645.49  1,087,416.94   2,179,525.37  1,087,416.94  3,266,942.31   26,702,228.55
  E-2    33,965,122.28  1,329,065.16   2,663,864.33  1,329,065.16  3,992,929.49   32,636,057.12
   R              0.00          0.00           0.00          0.00          0.00            0.00
-----------------------------------------------------------------------------------------------
Totals:  61,754,767.77  2,416,482.10   4,843,389.70  2,416,482.10  7,259,871.80  59,338,285.67
-----------------------------------------------------------------------------------------------



Additional Information:
-------------------------------
Trustee Fee           $3,029.02
-------------------------------


                                       10